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                                                                    EXHIBIT 10.9

              PIKES PEAK AUTO HILL CLIMB EDUCATIONAL MUSEUM, INC.
                                      AND
                        PROLONG SUPER LUBRICANTS, INC.
                                      AND
                          BARNES DYER MARKETING, INC.
                             SPONSORSHIP AGREEMENT
                               1997 75th Running
                   with Option to Prolong for 1998 and 1999

THIS AGREEMENT ("Agreement") is made this 21st day of February, 1997 by and between PIKES PEAK AUTO HILL CLIMB EDUCATIONAL MUSEUM, INC./(TM)/("HILL CLIMB"), a Colorado corporation, PROLONG SUPER LUBRICANTS, INC. ("PROLONG"), a Nevada corporation and BARNES DYER MARKETING, INC. ("BDM"), a California corporation.

Therefore, HILL CLIMB and PROLONG and BDM agree as follows for the 1997 Pikes Peak International Hill Climb Events with an option for 1998 and 1999.

I.  DEFINITIONS

      A. "Event" means the 75th, 76th, and 77th Annual Pikes Peak International Hill Climb and related events that are sanctioned by HILL CLIMB.

      B. "Race Week" means the week beginning June 27 of each sponsorship year and ending July 5 of each of the aforementioned years.

      C. "HILL CLIMB Trademarks" include the trademarks and copyright that HILL CLIMB has registered. "PROLONG Trademarks" means trademarks and copyright which PROLONG has registered.

      D. "Event Related Merchandise" means any merchandise that bears the official HILL CLIMB Trademarks.

      E. "Default" means that either HILL CLIMB or PROLONG has breached this Agreement.

      F. "Agreement" includes the body of this agreement and any attached addenda.


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II.  OBLIGATIONS

     A. All proposed advertising copy, signs and displays must be submitted to HILL CLIMB for prior approval. PROLONG will bear all costs of their production, transportation and installation.

             1) HILL CLIMB must reply to PROLONG within ten (10) working days or proposed advertising copy, signs and displays will be implied acceptable.

             2) HILL CLIMB must advise PROLONG ninety (90) days before final production of official race program that submitted advertising copy is acceptable. If HILL CLIMB does not advise PROLONG, submitted advertising copy will be implied acceptable.

     B. HILL CLIMB's Trademarks and all associated goods will belong to HILL CLIMB. PROLONG must submit all proposed uses of the HILL CLIMB Trademarks during the terms of this Agreement to HILL CLIMB for approval. If no response is received within ten (10) working days from HILL CLIMB, PROLONG's proposed uses of HILL CLIMB's trademarks will be implied acceptable. PROLONG shall not apply for or obtain any state or federal service mark or trademark registration covering or including HILL CLIMB's Trademarks.

     C. PROLONG Trademarks and all associated goods will belong to PROLONG. HILL CLIMB may use them to the extent necessary to carry out the terms of this Agreement and must submit all proposed uses to PROLONG for approval. HILL CLIMB shall not apply for or obtain any state or federal service mark or trademark registration covering or including the PROLONG Trademarks.

     D. PROLONG must submit all proposed Event Related merchandise to HILL CLIMB for approval of its content.

     E. Both parties must publicly identify and refer to the Event as the "Chevrolet Pikes Peak International Hill Climb".

     F.  This indemnity shall survive the termination of this Agreement.

               1. HILL CLIMB shall defend, indemnify and hold harmless PROLONG and its director, officers, employees and agents from and against all claims, liabilities, damages and losses, including reasonable attorney's fees, arising from or connected with HILL CLIMB's breach of this Agreement.

               2. PROLONG shall defend, indemnify and hold harmless HILL CLIMB and its directors, officers, employees and agents from and against all claims, liabilities, damages and losses, including reasonable attorney's

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    fees, arising from or connected with PROLONG's breach of this Agreement.

    When either PROLONG or HILL CLIMB requests indemnity for the other, the indemnitor shall bear the expense of settlement, the indemnitee shall be entitled to participate at its own expense, and no settlement shall be made without prior written consent of the indemnitee.

G. The terms of this Agreement shall remain confidential unless both parties agree to disclose them in whole or in part.

H. If any cause beyond the control of HILL CLIMB or PROLONG prevents HILL CLIMB or PROLONG from performing any or all of its obligations as described in this Agreement (excluding the obligation to pay money), either party may cancel this Agreement with no further obligation and with all monies paid hereunder returned to the party who made the payment.

I. Term and Option of Agreement - The term of this Agreement shall commence on the date the last signatory executed this Agreement, and shall continue through December 31, 1999 unless earlier terminated as hereafter provided. Should PROLONG determine to exercise its option to either terminate the Agreement or discontinue supplying the product (reference page 7, D, item 1), it shall give written notice thereof to Barnes Dyer Marketing no later than August 1 preceding each year's Pikes Peak International Hill Climb Event.

J. Notices - All notices and communications regarding this Agreement shall be in writing and shall be hand-delivered or sent register or certified mail, postage prepaid, return receipt requested, to:

HILL CLIMB:   Nick Sanborn
              Chief Executive Officer
              Pikes Peak International Hill Climb
              P.O. Box 6962
              Colorado Springs, CO 80934
              (719) 685-4400

PROLONG:      Jerry Grant
              Motorsports Manager
              Prolong Super Lubricants, Inc.
              1210 North Barsten Way
              Anaheim, CA 92806
              (714) 630-3040

BDM:          Matt Stowe
              Manager, Client Promotions
              Barnes Dyer Marketing
              15510 Rockfield Blvd., Suite C

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            Irvine, CA 92618
            (714) 768-2942

      K. Either party may assign this Agreement without the prior written consent of the other party, and HILL CLIMB may assign its right to receive payments to secure credit obligations of HILL CLIMB.

      L. HILL CLIMB shall name PROLONG in the amount of five million dollars ($5,000,000.00) as an additional insured on its commercial general liability insurance covering all of its activities relating to the performance of this Agreement during 1997 with option for 1998 and 1999. HILL CLIMB shall provide PROLONG with a certificate of insurance reflecting compliance with the terms of this section on or before April 15 of each sponsorship year and thirty (30) days prior written notice of any change in coverage or termination of coverage.

III.  HILL CLIMB WILL  PROVIDE TO PROLONG EACH YEAR

      A. Designation of PROLONG as "Official Lubricant" of the Chevrolet Pikes Peak International Hill Climb ("event").

      B. Opportunity to tag PROLONG advertising with "Prolong - Official Lubricant of the Chevrolet Pikes Peak International Hill Climb" through December of each year of sponsorship.

      C.  The right to utilize the Chevrolet Pikes Peak International Hill
      Climb logo and marks in all advertising and promotions through December of each year of sponsorship. (All designs to be mutually agreed upon.)

      E. PROLONG to receive national and international television exposure through contracted coverage of the event with major TV network. 10% discount off commercial advertisement cost for TV telecast. Commercial spots must be secured by May 1 of each year of sponsorship. PROLONG to provide ad/commercial video footage to TV broadcast specifications.

      F. One 20' x 40' hospitality tent to be located at the Start Line or alternative location pending TV feed availability; seating capacity for 50 persons (excludes catering); live race day television and radio feed; 50 race day tickets for each event; 50 official souvenir race programs for each event.

      G. PROLONG identification at the Official Start Line and Finish Line. PROLONG identification will consist of three (3) PROLONG banners (4' x 10') prominently displayed at each location. A minimum of three 4' x 10' PROLONG

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       banners per seven designated TV locations placed to receive optimum TV exposure.

       H. PROLONG identification prominently displayed at Official Hotel, Race Headquarters, Press Room and Registration area.

       I. Prominent signage and product display at all Chevrolet Pikes Peak International Hill Climb special events and week-long activities preceding race day.

       J. Complimentary one full-page, four color advertisement each year of sponsorship in the Official Race Program.

       K. Complimentary one full-page editorial each year of sponsorship in the Official Race Program.

       L. 20 VIP All-Event Race Tickets for each year of sponsorship. (Parking VIP passes for each event is subject to negotiation due to limited parking availability in designated VIP areas.)

       M. Two hotel rooms at Race Headquarters Hotel, four room nights each for a total of eight room nights for the 1997 Racing Event.

       N. Prolong identification on two (2) "official" show trucks supplied by PPHC.

       O. "Prolong Super Lubricants - No Equal in the World" identification on all race tickets.

       P.  Prolong Super Lubricants logo incorporated into the PPHC website.

       Q. Prolong Super Lubricants logo incorporated into the PPHC 75th commemorative poster.

IV. PROLONG WILL PROVIDE TO HILL CLIMB

       A. Cash $40,000 - 1997 (75th Running) and Optional Renewal Years 1998 and 1999

              1. $20,000.00 due upon signing of agreement or on or before January 31, 1997 and on or before January 31 of each subsequent year.

              2.  $20,000.00 due on or before March 31 of each year.

       B.  Lubricant Product Each Year

              1.  As determined by Prolong.

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     C.  400 (5" x 1 1/2")PROLONG decals.

     D.  36 (4' x 10') PROLONG product banners.

     E. Camera-ready artwork for Official Program advertisements and editorial copy delivered to HILL CLIMB on or before April 1 of each year of sponsorship.

     F. Guaranteed consideration of cross-promotional advertising and opportunities with HILL CLIMB participating Major sponsors at each event.

     G. PROLONG may provide the following promotional premiums for each event:

            200 - PROLONG race hats
            200 - PROLONG racing T-shirts
            200 - PROLONG promotional give-aways to include in drivers' entry packets.


VI.  BARNES DYER MARKETING WILL PROVIDE TO PROLONG

     A.  Program assistance and liaison with the Hill Climb.

     B.  Hospitality assistance

     C.  Credential assistance

     D.  Public relations liaison with the Hill Climb

     E.  Promotional assistance

     F.  On-site management and execution


VII. PROLONG WILL PROVIDE TO BARNES DYER MARKETING

     A. $5,000.00 management fee to Barnes Dyer Marketing on or before June 1, 1997.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

   PIKES PEAK AUTO HILL CLIMB EDUCATIONAL MUSEUM, INC.

      By: /s/ NICK SANBORN           Nick Sanborn
         -----------------------------------------
            (Signature)             (Printed Name)

      Title: Executive Director   Date:  2/26/97
             --------------------      -----------


   PROLONG SUPER LUBRICANTS, INC.

      By: /s/ ELTON ALDERMAN
         ---------------------------------------------------
            (Signature)             (Printed Name)

      Title:  President           Date:  February 21st, 1997
            --------------------         -------------------


   BARNES DYER MARKETING, INC.

      By: /s/ B.F. BARNES            B. F. Barnes
         ---------------------------------------------------
            (Signature)             (Printed Name)

      Title:  President           Date:  2/24/97
            ---------------------       --------------------


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